Exhibit 10.83

MAVEN COALITION, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of September 1, 2018 by and between Maven Coalition, Inc. (“Company”), a Nevada corporation and subsidiary of theMaven, Inc. (“Parent”) and William C. “Bill” Sornsin, Jr. (“Consultant”).

1. Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A hereto (the “Services”). Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company.

2. Fees. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B hereto at the times specified therein.

3. Expenses. Parking and business cell phone use shall be reimbursed, consistent with Company policy. Consultant shall not otherwise be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services unless otherwise agreed to by the Company’s Chief Operating Officer (“COO”) or Chief Executive Officer (“CEO”), which consent shall be evidenced in writing for any expenses in excess of $150. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4. Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on September 1, 2018 and terminating on September 30, 2019 (the “Term”).

Notwithstanding the above, either party may terminate this Agreement at any time upon ten business days’ written notice. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination, as governed by Exhibit B “Compensation”.

Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, including but not limited to Consultant’s obligations under the Confidential Information and Invention Assignment Agreement between the Company and Consultant referenced below (the “Confidentiality Agreement”), the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within five business days after having received written notice by the non-breaching party of the breach or default.

5. Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

6. Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of the Company, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute and deliver to the Company a Confidential Information and Invention Assignment Agreement satisfactory to the Company.

(a) No Authority to Bind Company. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(b) No Benefits. Consultant acknowledges and agrees that Consultant and its Assistants shall not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(c) Withholding; Indemnification. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant or its Assistants under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to Consultant failure to pay self-employment and related taxes on income received.

7. Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s COO or CEO. Consultant will be required to report to the COO concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the COO.

8. Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Agreement. If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately. In no event shall any of the Services be performed for the Company at the facilities of a third party or using the resources of a third party.

9. Confidential Information and Invention Assignment Agreement. The Confidential Information and Invention Assignment Agreement dated as of July 22, 2016 between Consultant and the Company shall remain in full force and effect as if the provision of services hereunder were employment.

10. Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

11. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Washington, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

(i) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Consultant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

The parties have executed this Agreement as of the date first written above.

THE COMPANY:

MAVEN COALITION, INC.

By:	/s/ Paul Edmondson
(Signature)

Name:	Paul Edmondson
Title:	COO

CONSULTANT:

BILL SORNSIN

/s/ William Sornsin
(Signature)

Address:
5465 43rd Ave W, Seattle, WA 98199

Email: billso@gnventures.net

Phone: 206.390.5428

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Company Manager supervising this work is: Paul Edmondson, COO

Role: Network development, product management, executive consulting

Consultant agrees to provide these services:

Primary:

●	Develop a network of state-by-state political sites for Maven, partnering with existing high-traffic team sports sites. Work with Network Development team to assist signing sites; with PubSupport team to assist launching sites; and with product team to define & develop community, social & engagement features needed for success

Secondary:

●	Support transition of COO duties to Paul Edmondson

●	Assist with Windows and Office support as requested

●	Assist Publisher Development team in presenting “Partner Review” calls to prospects

●	Assist Publisher Support team in presenting “Maven Playbook” training calls

EXHIBIT B

COMPENSATION

The Company shall pay Consultant a monthly base fee of $2,500 in September and October 2018 and $5,000 each month thereafter, plus monthly Incentive Payments for each Target Site (“target”) signed & launched on the Maven network, per the following chart:

Team	State	Site	Incentive %	Monthly Payout
Texas A&M	Texas	TexAgs.com	10.0%	$2,000
USC	California	USCFootball.com	5.0%	1,000
Texas	Texas	OrangeBloods.com	5.0%	1,000
North Carolina	North Carolina	InsideCarolina.com	4.5%	900
Florida	Florida	GatorCountry.com	4.0%	800
Michigan	Michigan	MGoBlog.com	3.0%	600
NC State	North Carolina	PackPride.com	3.0%	600
Oklahoma	Oklahoma	OUInsider.com	3.0%	600
Penn State	Pennsylvania	Lions247.com	3.0%	600
Alabama	Alabama	BamaOnline.com	2.0%	400
Auburn	Alabama	AUTigers.com	2.0%	400
Stanford	California	TheBootleg.com	2.0%	400
UCLA	California	BruinReportOnline.com	2.0%	400
Illinois	Illinois	IlliniInquirer.com	2.0%	400
Iowa	Iowa	HawkeyeReport.com	2.0%	400
Kansas	Kansas	Phog.net	2.0%	400
Maryland	Maryland	InsideMDSports.com	2.0%	400
Duke	North Carolina	TheDevilsDen.com	2.0%	400
Cle Browns	Ohio	https://247sports.com/nfl/	2.0%	400
Ohio State	Ohio	BuckNuts.com	2.0%	400
Ohio State	Ohio	http://theozone.net	2.0%	400
West Virginia	West Virginia	EerSports.com	2.0%	400
Florida State	Florida	WarChant.com	1.5%	300
Auburn	Alabama	AuburnSports.com	1.0%	200
Fresno State	California	BarkBoard.com	1.0%	200
Miami	Florida	CaneSport.com	1.0%	200
Florida	Florida	GatorsTerritory.com	1.0%	200
Georgia	Georgia	UGASports.com	1.0%	200
Georgia Tech	Georgia	GoJackets.com	1.0%	200
Hawaii	Hawaii	WarriorSportsNetwork.com	1.0%	200
Indiana	Indiana	TheHoosier.com	1.0%	200
Purdue	Indiana	GoldAndBlack.com	1.0%	200
Notre Dame	Indiana	BlueAndGold.com	1.0%	200
Notre Dame	Indiana	IrishIllustrated.com	1.0%	200

Kentucky	Kentucky	CatsIllustrated.com	1.0%	200
LSU	Louisiana	Geaux247.com	1.0%	200
Michigan	Michigan	TheWolverine.com	1.0%	200
Ole Miss	Mississippi	RebelGrove.com	1.0%	200
Missouri	Missouri	PowerMizzou.com	1.0%	200
Nebraska	Nebraska	HuskerOnline.com	1.0%	200
Ohio State	Ohio	BuckeyeGrove.com	1.0%	200
Oklahoma State	Oklahoma	OStateIllustrated.com	1.0%	200
Oklahoma	Oklahoma	SoonerScoop.com	1.0%	200
Penn State	Pennsylvania	BlueWhiteIllustrated.com	1.0%	200
Tennessee	Tennessee	Volquest.com	1.0%	200
Texas Tech	Texas	InsideTheRedRaiders.com	1.0%	200
Washington	Washington	Dawgman.com	1.0%	200
West Virginia	West Virginia	WVSports.com	1.0%	200
Arizona	Arizona	WildcatAuthority.com	0.5%	100
Arizona State	Arizona	ASUDevils.com	0.5%	100
Arizona State	Arizona	SunDevilSource.com	0.5%	100
Colorado	Colorado	BuffStampede.com	0.5%	100
Colorado	Colorado	CUSportsNation.com	0.5%	100
Iowa	Iowa	HawkeyeNation.com	0.5%	100
Detroit Lions	Michigan	https://247sports.com/nfl/	0.5%	100
MN Vikings	Minnesota	https://247sports.com/nfl/	0.5%	100
Ole Miss	Mississippi	OMSpirit.com	0.5%	100
Mississippi State	Mississippi	GenesPage.com	0.5%	100
South Carolina	S Carolina	GamecockCentral.com	0.5%	100
Texas Tech	Texas	RedRaiderSports.com	0.5%	100
WA State	Washington	Cougfan.com	0.5%	100
Wisconsin	Wisconsin	BadgerBlitz.com	0.5%	100

Payments for each target begin the first calendar month after the month of target’s live, consumer facing launch, and continue monthly thereafter for duration of this Agreement, unless target launches within first 5 days of a month, in which case first payment shall be made that same month, for the full monthly amount.

Base payments shall be made on Maven’s normal payroll cycle, currently twice monthly. Incentive payments shall be made within 15 days of month-end. If contract is terminated, final base payment for that month shall be calculated on a pro-rata basis based on termination date, but Incentive Payments for the month of the termination and the following month shall be made in full.

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